Exhibit 99.1

Contact:	Brian J. Begley Vice President, Investor Relations (215) 546-5005 (215) 553-8455 (fax)

ATLAS PIPELINE PARTNERS, L.P.

REPORTS THIRD QUARTER 2009 RESULTS

Philadelphia, PA, November 3, 2009 – Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL” or the “Partnership”) today reported financial results for the third quarter 2009.

Highlights from the third quarter 2009 and recent events include the following:

•

Adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP measure, was $29.3 million in the third quarter 2009 compared to $80.7 million for the prior year comparable quarter. Adjusted EBITDA for the third quarter 2009 included approximately $19.0 million of realized losses from legacy derivative positions, partially offset by a realized cash gain on asset sales of approximately $1.5 million. A reconciliation of non-GAAP measures, including adjusted EBITDA and distributable cash flow, is provided within the financial tables of this release;

•

Excluding the approximately $1.5 million gain on asset sales and the approximately $19.0 million of realized hedge losses in the third quarter 2009 discussed above, adjusted EBITDA would have been $46.8 million compared with adjusted EBITDA of $80.7 million for the prior year comparable quarter. The decrease between periods was primarily due to lower overall commodity prices combined with reduced earnings resulting from the sale of income-generating assets during the second quarter of 2009;

•

Net loss was $12.3 million compared with net income of $201.2 million for the prior year third quarter. The decrease between periods was primarily due to mark to market gains on certain derivatives in the prior year period as a result of the decline in crude oil prices, as well as overall lower commodity prices in the current period; and

•

The Partnership closed the sale of the Sweetwater II processing facility (“Sweetwater II”), a redundant natural gas processing facility, to Penn Virginia Resource Partners, LP. The property sold had been superseded by the Partnership’s new Nine Mile processing facility completed earlier this year and is likewise located in western Oklahoma. Total proceeds from the transaction of approximately $22.6 million were used to reduce indebtedness.

“We are pleased to report another quarter of solid performance,” said Eugene N. Dubay, chief executive officer of Atlas Pipeline Partners, L.P. “For the quarter, we received average natural gas liquids price of $0.75, up 12% versus our second quarter 2009 price of $0.67. Since the end of the quarter, our margins have further improved as the outlook for NGLs has strengthened on increasing economic fundamentals. While the past year has been challenging, we are making significant progress on our initiatives to maximize the capacity of our systems, and to improve our balance sheet for the benefit of all stakeholders. We are confident we can deliver on all these objectives.”

Midkiff Consolidator Plant

The Partnership and Pioneer Natural Resources Company (NYSE: PXD), which owns a 27.2% undivided interest, are in the process of upgrading the processing facilities on the Midkiff-Benedum system in the Permian Basin of western Texas. The Consolidator gas plant is being constructed at APL’s Midkiff location and is progressing on budget and on schedule for a mid-November 2009 startup. The Consolidator plant will extract an incremental 3,200 barrels per day (“bpd”) of natural gas liquids (“NGL”) (primarily ethane) from existing processed natural gas volumes and will also offer increased reliability, reduced emissions and additional operating efficiencies. The new cryogenic plant also provides an incremental 40 million cubic feet per day (“mmcf/d”) of processing capacity to pursue the numerous growth prospects in the Spraberry area and the ability to accommodate the robust 2010 drilling programs by producers in the Permian Basin of Western Texas.

*    *    *

Mid-Continent Segment Results

•

The Velma system’s average natural gas processed volume was 78.7 Mmcfd for the third quarter 2009, an increase of approximately 29.2% compared with the prior year comparable quarter. This increase is primarily due to the expansion of the gathering system and connections made to new production through the recently installed Madill to Velma pipeline. Average NGL production also increased to 8,922 bpd, an increase of 35.3% compared to the prior year third quarter.

•

The western Oklahoma systems, comprised of the Elk City/Sweetwater and Chaney Dell complexes, had average NGL production of 24,168 bpd and average natural gas processed volume was 402.7 Mmcfd for the third quarter 2009. System volumes were impacted by decreased drilling in western Oklahoma and producer well shut-ins because of lower natural gas prices.

•

The Midkiff/Benedum system’s average natural gas processed volume was 152.3 Mmcfd for the third quarter 2009, an increase of approximately 11.5% compared with the prior year comparable quarter. Average gross NGL production volumes increased to 19,926 bpd, up 5.3% when compared to the prior year comparable quarter.

Appalachia Segment Results

•

Gross margin for the Appalachia segment, including $1.4 million of equity income from its interest in Laurel Mountain Midstream, LLC (“Laurel Mountain”) was $2.9 million for the third quarter 2009 compared with $10.1 million for the prior year comparable quarter. The decrease is due to APL’s contribution of the majority of the Appalachia system to Laurel Mountain, the joint venture established between the Partnership and The Williams Companies (NYSE: WMB), in which APL has a 49% ownership interest. Laurel Mountain generated $9.6 million in revenues and $2.4 million in net income during third quarter 2009.

•

Gross throughput volume on the Appalachia system, including 100% of the volumes of Laurel Mountain, increased to 106.0 Mmcfd for the third quarter 2009, an increase of approximately 15.4% compared with the prior year third quarter, resulting from the connection of new wells to the Appalachia gathering system from drilling activity by APL’s affiliate, Atlas Energy Inc. (NASDAQ: ATLS).

Corporate and Other

•

General and administrative expense, including amounts reimbursed to affiliates, was $8.8 million for the third quarter 2009 compared with income of $2.7 million for the prior year third quarter. The prior year third quarter included a $13.3 million gain related to a non-cash mark-to-market reduction in share-based compensation expense. Excluding this gain, general and administrative expense decreased $1.8 million compared to third quarter 2008.

•

Depreciation and amortization increased to $21.9 million for the third quarter 2009 compared with $20.7 million for the prior year third quarter due primarily to expansion capital expenditures incurred subsequent to third quarter 2008, offset by the sale of certain assets in the second quarter 2009.

•

Net of deferred financing costs, interest expense increased to $26.5 million for the third quarter 2009 as compared with $20.8 million for the comparable prior year period. This increase was primarily due to an increase in the interest rate on our revolver and senior secured term loans as a result of the amendment to our credit facility in May 2009, offset by a $183 million diminution in debt outstanding.

•

At September 30, 2009, the Partnership had $1.243 billion of total debt which includes $433.5 million outstanding on its term loan that matures in 2014, $494.5 million of 8 1/8% and 8 7/8% senior unsecured notes that mature in 2015 and 2018, respectively, and $315.0 million of outstanding borrowings under its $380.0 million revolving credit facility that matures in 2013. Up to $50.0 million of the credit facility may be utilized for letters of credit, of which $9.1 million was outstanding at September 30, 2009. Remaining available borrowings on the credit facility are $55.9 million.

•	The credit facility contains customary covenants, including maintaining the following ratios as of the fiscal quarter ending September 30, 2009:

•	Maximum Leverage – 6.50x

•	Maximum Senior Secured Leverage – 3.75x

•	Minimum Interest Coverage – 2.50x

The Partnership is in compliance with all of its covenants under the credit facility. As of September 30, 2009, the Partnership’s Leverage ratio was 4.2x, its Senior Secured Leverage ratio was 2.5x, and its Interest Coverage ratio was 3.3x.

Interested parties are invited to access the live webcast of an investor call with management regarding the Partnership’s third quarter 2009 results on Wednesday, November 4, 2009 at 9:00 am ET by going to the Investor Relations section of the Partnership’s website at www.atlaspipelinepartners.com. An audio replay of the conference call will also be available beginning at 11:00 am ET on Wednesday, November 4, 2009. To access the replay, dial 1-888-286-8010 and enter conference code 60143730.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 8,750 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with Williams in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit the Partnership’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.8 million common and 15,000 $1,000 par value 12% preferred limited partner units of Atlas Pipeline Partners, L.P.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in southwestern Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships that finance the exploration and development of Atlas Energy, Inc.’s acreage. Atlas Energy, Inc. also owns 1.1 million common units in APL and a 64% interest in AHD. For more information, please visit our website at www.atlasamerica.com, or contact Investor Relations at InvestorRelations@atlasamerica.com.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Pipeline Partners, L.P. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, inability of the Partnership to successfully integrate the operations at the acquired systems, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Pipeline’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Financial Summary

(unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008(1)	2009(1)	2008(1)
Revenue:
Natural gas and liquids	$194,440	$396,739	$526,478	$1,186,688
Transportation, compression and other fees – affiliates	380	11,916	16,877	32,496
Transportation, compression and other fees – third parties	4,719	6,125	12,574	16,792
Equity income in joint venture	1,430	—	2,140	—
Gain on asset sales	1,499	—	111,440	—
Other income (loss), net	4,065	153,878	(6,431)	(247,136)

Total revenue and other loss, net	206,533	568,658	663,078	988,840

Costs and expenses:
Natural gas and liquids	144,990	314,315	409,411	937,852
Plant operating	14,762	16,652	42,713	46,418
Transportation and compression	134	2,883	6,256	7,842
General and administrative	8,379	(3,832)	24,846	8,325
Compensation reimbursement – affiliates	375	1,175	1,125	3,694
Depreciation and amortization	21,896	20,741	67,563	61,200
Interest	28,320	22,098	75,820	62,663

Total costs and expenses	218,856	374,032	627,734	1,127,994

Income (loss) from continuing operations	(12,323)	194,626	35,344	(139,154)

Discontinued operations:
Gain on sale of discontinued operations	—	—	51,078	—
Income from discontinued operations	—	6,538	11,417	21,029

Income from discontinued operations	—	6,538	62,495	21,029

Net income (loss)	(12,323)	201,164	97,839	(118,125)
Income attributable to non-controlling interests	(954)	(2,591)	(2,075)	(7,793)
Preferred unit dividends	—	(650)	(900)	(1,437)
Preferred unit imputed dividend cost	—	—	—	(505)

Net income (loss) attributable to common limited partners and the general partner	$(13,277)	$197,923	$94,864	$(127,860)

See footnotes on page 8 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Financial Summary

(unaudited; in thousands, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008(1)	2009(1)	2008(1)
Allocation of net income (loss) attributable to common limited partners and the general partner:
Common limited partner interest:
Continuing operations	$(13,011)	$179,466	$31,718	$(168,897)
Discontinued operations	—	6,406	61,239	20,606

	(13,011)	185,872	92,957	(148,291)

General partner interest:
Continuing operations	(266)	11,919	651	20,008
Discontinued operations	—	132	1,256	423

	(266)	12,051	1,907	20,431

Net income (loss) attributable to common limited partners and the general partner:
Continuing operations	(13,277)	191,385	32,369	(148,889)
Discontinued operations	—	6,538	62,495	21,029

	$(13,277)	$197,923	$94,864	$(127,860)

Net income (loss) attributable to common limited partners per unit:
Basic:
Continuing operations	$(0.26)	$3.89	$0.67	$(4.07)
Discontinued operations	—	0.14	1.29	0.50

	$(0.26)	$4.03	$1.96	$(3.57)

Diluted:
Continuing operations	$(0.26)	$3.79	$0.67	$(4.07)
Discontinued operations Diluted	—	0.14	1.29	0.50

	$(0.26)	$3.93	$1.96	$(3.57)

Weighted average common limited partner units outstanding:
Basic	49,127	45,937	47,554	41,360

Diluted	49,127	47,203	47,591	41,360

Capital expenditure data:
Maintenance capital expenditures	$1,460	$1,490	$3,561	$4,976
Expansion capital expenditures	5,656	80,224	134,049	218,792

Total	$7,116	$81,714	$137,610	$223,768

See footnotes on page 8 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited; in thousands)

	September 30, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$5,261	$1,445
Accounts receivable – affiliates	—	537
Accounts receivable	71,118	100,000
Current portion of derivative asset	4,514	44,961
Prepaid expenses and other	15,304	10,996
Current assets of discontinued operations	—	13,441

Total current assets	96,197	171,380

Property, plant and equipment, net	1,698,226	1,781,011

Intangible assets, net	174,480	193,647

Investment in joint venture	133,740	—

Long-term portion of derivative asset	1,980	—

Other assets, net	34,938	24,993

Long-term assets of discontinued operations	—	242,165

	$2,139,561	$2,413,196

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Accounts payable – affiliates	$798	$—
Accounts payable	19,706	66,571
Accrued liabilities	31,411	15,809
Current portion of derivative liability	41,019	60,396
Accrued producer liabilities	45,539	66,846
Current liabilities of discontinued operations	—	10,572

Total current liabilities	138,473	220,194

Long-term derivative liability	9,256	48,159

Long-term debt, less current portion	1,243,050	1,493,427

Other long-term liability	448	574

Commitments and contingencies

Partners’ capital:
Class A preferred limited partner’s interest	—	27,853
Class B preferred limited partner’s interest	14,955	10,007
Common limited partners’ interests	823,195	735,742
Investment in Class B cumulative preferred member units of Atlas Pipeline Holdings II, LLC (reported as treasury units)	(15,000)	—
General partner’s interest	16,581	14,521
Accumulated other comprehensive loss	(61,142)	(104,944)

	778,589	683,179
Non-controlling interest	(30,255)	(32,337)

Total partners’ capital	748,334	650,842

	$2,139,561	$2,413,196

See footnotes on page 8 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Segment Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008(1)	2009(1)	2008(1)
Mid-Continent
Revenue:
Natural gas and liquids	$194,438	$395,621	$525,891	$1,183,487
Transportation, compression and other fees	3,632	5,741	10,644	15,840
Gain on asset sale	2,493	—	2,493	—
Other income (loss), net	4,797	153,805	(5,838)	(247,409)

Total revenue and other loss, net	205,360	555,167	533,190	951,918

Costs and expenses:
Natural gas and liquids	145,001	313,763	409,152	936,313
Plant operating	14,762	16,652	42,713	46,418
General and administrative	6,028	(5,380)	19,298	3,283
Depreciation and amortization	21,743	19,064	64,111	56,597

Total costs and expenses	187,534	344,099	535,274	1,042,611

Segment profit (loss)	$17,826	$211,068	$(2,084)	$(90,693)

Appalachia
Revenue:
Natural gas and liquids	$2	$1,118	$587	$3,201
Transportation, compression and other fees – affiliates	380	11,916	16,877	32,496
Transportation, compression and other fees – third parties	1,087	384	1,930	952
Equity income in joint venture	1,430	—	2,140	—
Gain on asset sale	(994)	—	108,947	—
Other income, net	91	73	230	273

Total revenue and other income, net	1,996	13,491	130,711	36,922

Costs and expenses:
Natural gas and liquids	(11)	552	259	1,539
Transportation and compression	134	2,883	6,256	7,842
General and administrative	1,363	1,361	3,337	4,368
Depreciation and amortization	153	1,677	3,452	4,603

Total costs and expenses	1,639	6,473	13,304	18,352

Segment profit	$357	$7,018	$117,407	$18,570

Reconciliation of segment profit (loss) to net income (loss):
Segment profit (loss):
Mid-Continent	$17,826	$211,068	$(2,084)	$(90,693)
Appalachia	357	7,018	117,407	18,570

Total segment income (loss)	18,183	218,086	115,323	(72,123)
Corporate general and administrative expenses	(1,363)	(1,362)	(3,336)	(4,368)
Other loss, net	(823)	—	(823)	—
Interest expense	(28,320)	(22,098)	(75,820)	(62,663)

Income (loss) from continuing operations	(12,323)	194,626	35,344	(139,154)
Income from discontinued operations	—	6,538	62,495	21,029

Net income (loss)	$(12,323)	$201,164	$97,839	$(118,125)

See footnotes on page 8 of this earnings release.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

(unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008 (1)	2009	2008 (1)
Reconciliation of net income (loss) to other non-GAAP measures(2):
Net income (loss)	$(12,323)	$201,164	$97,839	$(118,125)
Income attributable to non-controlling interests	(954)	(2,591)	(2,075)	(7,793)
Depreciation and amortization	21,896	20,741	67,563	61,200
Interest expense	28,320	22,098	75,820	62,663
NOARK depreciation and amortization (included within income from discontinued operations)	—	1,809	2,773	5,409
NOARK asset impairment (included within income from discontinued operations)	—	—	—	7,962
NOARK interest expense (income) (included within income from discontinued operations)	—	(252)	29	(1,051)

EBITDA	36,939	242,969	241,949	10,265
Non-cash derivative expense	(6,709)	(221,984)	39,806	36,019
Early termination cash derivative expense(3)	—	71,516	5,000	187,641
Non-recurring crude oil to natural gas liquids price correlation impact(4)	—	—	—	10,653
Non-cash portion of gain on asset sale(5)	—	—	(79,733)	—
Non-cash linefill (gain) loss(6)	(1,122)	913	(3,338)	(1,443)
Non-cash compensation expense (income)	238	(12,673)	497	(14,273)

Adjusted EBITDA	29,346	80,741	204,181	228,862
Interest expense	(28,320)	(22,098)	(75,820)	(62,663)
NOARK interest income (expense) (included within income from discontinued operations)	—	252	(29)	1,051
Amortization of deferred financing costs	1,796	1,042	6,449	3,650
Preferred unit dividends	—	(650)	(900)	(1,437)
Maintenance capital expenditures	(1,459)	(1,490)	(3,560)	(4,976)
NOARK maintenance capital expenditures (included within discontinued operations)	—	(221)	(454)	(399)

Distributable cash flow	$1,363	$57,576	$129,867	$164,088

(1)	Restated to reflect amounts reclassified to discontinued operations due to the Partnership’s sale of its NOARK gas gathering and interstate pipeline system.
(2)

EBITDA, adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of the Partnership believes that EBITDA, adjusted EBITDA and distributable cash flow provide additional information for evaluating the Partnership’s ability to make distributions to its common unitholders and the general partner, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. EBITDA and adjusted EBITDA are also financial measurements that, with certain negotiated adjustments, are utilized within the Partnership’s financial covenants under its credit facility. EBITDA, adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(3)

During the three months ended March 31, 2009, the Partnership made net payments of $5.0 million related to the early termination of derivative contracts for second quarter 2009 production periods. These payments were funded through the Partnership’s March 2009 issuance of 5,000 12.0% convertible preferred units of limited partner interests to Atlas Pipeline Holdings, L.P. (NYSE: AHD), the owner of the Partnership’s general partner, for cash consideration of $1,000 per preferred unit. The Partnership had previously entered into an amendment to its credit facility to revise the definition of Consolidated EBITDA to allow for the add-back of charges relating to the early termination of certain derivative contracts for debt covenant calculation purposes when the early termination of derivative contracts is funded through the issuance of equity.

(4)

Represents the non-recurring impact generated from the decline in the price correlation of crude oil and natural gas liquids during the second quarter 2008 and the resulting impact it had on certain crude oil derivative instruments (“proxy hedges”) which the Partnership intended to mitigate the effect of commodity price movements on the ethane and propane portion of its natural gas liquid production volume. These derivative instruments were put in place simultaneously with the Partnership’s acquisition of the Chaney Dell and Midkiff/Benedum systems in July 2007 and have become less effective as a result of significant increases in the price of crude oil and less significant increases in the price of ethane and propane. During 2008, the Partnership closed the derivative positions it had on approximately 85% of the ethane and propane portion of its NGL production volume for the periods from the 2nd quarter 2008 through the 4th quarter of 2009 for an aggregate net cost of $274.0 million. As such, the Partnership’s future cash flow should more accurately reflect the revenues generated from its ethane and propane volumes produced in its natural gas processing operations.

(5)

Represents the portion of the gain on sale recognized upon the sale of the Partnership’s Appalachia gathering system related to the $25.5 million note receivable from which the Partnership has preferential rights to the net proceeds and the portion of the gain attributed to the increase of the Partnership’s investment in the Laurel Mountain joint venture to fair value.

(6)	Includes the non-cash impact of commodity price movements on pipeline linefill inventory.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Operating Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Mid-Continent – Velma System(1)
Natural Gas
Gross natural gas gathered – mcfd	81,562	64,386	75,919	64,103
Gross natural gas processed – mcfd	78,714	60,902	73,351	60,972
Gross residue natural gas – mcfd	62,219	48,300	57,959	48,158
Natural Gas Liquids
Gross NGL sales – bpd	8,922	6,595	8,158	6,758
Condensate
Gross condensate sales – bpd	389	308	383	286

Mid-Continent – Elk City/Sweetwater System(1)
Natural Gas
Gross natural gas gathered – mcfd	211,287	279,145	228,630	292,307
Gross natural gas processed – mcfd	200,182	243,409	223,438	236,520
Gross residue natural gas – mcfd	181,011	219,945	203,034	213,668
Natural Gas Liquids
Gross NGL sales – bpd	10,792	11,486	11,361	10,874
Condensate
Gross condensate sales – bpd	260	251	374	299

Mid-Continent – Chaney Dell System(1)
Natural Gas
Gross natural gas gathered – mcfd	268,723	300,467	282,756	278,906
Gross natural gas processed – mcfd	202,516	234,529	216,407	246,365
Gross residue natural gas – mcfd	218,420	250,994	238,167	238,264
Natural Gas Liquids
Gross NGL sales – bpd	13,376	14,128	13,574	13,299
Condensate
Gross condensate sales – bpd	750	759	861	774

Mid-Continent – Midkiff/Benedum System(1)
Natural Gas
Gross natural gas gathered – mcfd	166,423	143,224	160,631	145,300
Gross natural gas processed – mcfd	152,314	136,656	149,516	138,178
Gross residue natural gas – mcfd	104,895	84,372	103,078	92,352
Natural Gas Liquids
Gross NGL sales – bpd	19,926	18,920	21,006	20,029
Condensate
Gross condensate sales – bpd	1,942	1,573	1,426	1,288

Appalachia(1)
Average throughput volume – mcfd(2)	105,989	91,829	104,009	84,007

(1)	“Mcf” represents thousand cubic feet; “Mcfd” represents thousand cubic feet per day; “Bpd” represents barrels per day.
(2)	Effective May 31, 2009, this amount represents 100% of the throughput volume of Laurel Mountain, a joint venture in which the Partnership has a 49% ownership interest, for the period from May 31, 2009, the date of inception, through September 30, 2009 and the throughput volume of its Tennessee gathering system.

ATLAS PIPELINE PARTNERS, L.P. AND SUBSIDIARIES

Current Hedge Positions through 2010

(as of November 3, 2009)

Note: The natural gas, natural gas liquid and condensate hedge positions shown below represent the hedge contracts in place through December 31, 2010. APL’s hedge position in its entirety, including any hedges for periods after December 31, 2010, will be disclosed in the Partnership’s Form 10-Q.

INTEREST RATE HEDGES

Swap Contracts

Term	Notional Amount	Type
January 2008-January 2010	$200,000,000	Pay 2.88% —Receive LIBOR

April 2008-April 2010	$250,000,000	Pay 3.14% —Receive LIBOR

NATURAL GAS HEDGES

Natural Gas Sales—Fixed Price Swaps

	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (MMBTU)¹	120,000	—	—	—	—
Average Fixed Price	$8.000	—	—	—	—
Natural Gas Basis Sales
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (MMBTU)¹	1,230,000	1,110,000	1,110,000	—	—
Average Fixed Price	$(0.558)	$(0.575)	$(0.575)	—	—
Natural Gas Purchases—Fixed Price Swaps
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (MMBTU)¹	2,580,000	2,190,000	2,190,000	—	—
Average Fixed Price	$8.687	$8.635	$8.635	—	—
Natural Gas Basis Purchases
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (MMBTU)¹	3,690,000	3,300,000	3,300,000	—	—
Average Fixed Price	$(0.659)	$(0.560)	$(0.560)	—	—

NATURAL GAS LIQUID (NGLs) HEDGES

NGLs Sales—Fixed Price Swaps

	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (gallons)	5,544,000	—	—	—	—
Average Fixed Price	$0.754	—	—	—	—
Ethane Put Options Purchased
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (gallons)	630,000	—	—	—	—
Average Price(2)	$0.340	—	—	—	—
Propane Put Options Purchased
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (gallons)	15,246,000	18,270,000	—	—	—
Average Price(2)	$0.820	$0.845	—	—	—
Isobutane Put Options Purchased
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (gallons)	126,000	—	—	—	—
Average Price(2)	$0.589	—	—	—	—
Normal Butane Put Options Purchased
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (gallons)	3,654,000	3,654,000	—	—	—
Average Price(2)	$0.943	$1.038	—	—	—

Natural Gasoline Put Options Purchased
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (gallons)	3,906,000	3,906,000	—	—	—
Average Price(2)	$1.341	$1.345	—	—	—
Crude Oil Put Options Purchased (associated with NGLs, normal butane, isobutane and natural gasoline)
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (barrels)	165,000	172,500	181,500	66,000	66,000
Average Price(2)	$63.53	$61.20	$63.05	$58.81	$58.81
Crude Oil Call Options Sold (associated with NGLs )
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (barrels)	527,700	1,314,750	1,314,750	249,000	249,000
Average Price(2)	$84.80	$82.81	$82.89	$103.85	$103.85
Crude Oil Call Options Purchased (associated with NGLs) (3)
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (barrels)	—	270,000	270,000	87,000	87,000
Average Price(2)	—	$131.93	$131.93	$132.93	$132.93
CONDENSATE HEDGES Crude Oil Sales (associated with condensate)
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (barrels)	6,000	—	—	—	—
Average Price(2)	$62.70	—	—	—	—

Crude Oil Put Options Purchased (associated with condensate)
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (barrels)	117,000	121,500	121,500	84,000	84,000
Average Price(2)	$64.15	$64.30	$65.57	$63.79	$65.09
Crude Oil Call Options Sold (associated with condensate)
	4Q 2009	1Q 2010	2Q 2010	3Q 2010	4Q 2010
Volumes (barrels)	76,500	85,500	85,500	31,500	31,500
Average Price(2)	$84.96	$83.92	$83.96	$99.33	$99.35

(1)	MMBTU represents million British Thermal Units
(2)	Average price for options is based upon average strike price adjusted by the premium paid or received.
(3)	Calls were purchased for 2010 to offset positions for calls sold. These offsetting positions were entered into to limit the loss which could be incurred if crude oil prices continued to rise.